                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               FLUOR CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
 / /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                 [Fluor Logo]

Fluor Corporation
3333 Michelson Drive
Irvine, California 92730

January 30, 1995

Dear Stockholder:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders which will be held on Tuesday, March 14, 1995, beginning at 9:00 a.m. at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy/Voting Instruction Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy/Voting Instruction Card in the enclosed envelope as promptly as possible.

                                        Sincerely,

                                                  /s/ L. G. McCraw

                                                      L. G. McCRAW
                                          Chairman and Chief Executive Officer

                                 [Fluor Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 14, 1995

     The annual meeting of stockholders of Fluor Corporation will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California, on Tuesday, March 14, 1995, at 9:00 a.m. Pacific Standard Time, for the following purposes:

          1. To elect four Class II directors to hold office for three years and until their respective successors are elected and qualified. The Board of Directors intends to nominate as directors the four persons identified in the accompanying proxy statement.

          2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as auditors for the fiscal year ending October 31, 1995.

          3. To consider and act upon a proposal to approve the Stock Plan for Non-Employee Directors.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed January 18, 1995 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. A MAP SHOWING THE LOCATION OF THE MEETING IS INCLUDED FOLLOWING THE PROXY STATEMENT.

     PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY/VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                                   /s/ P.J. Trimble

                                                       P.J. TRIMBLE
                                              Senior Vice President-Law and
                                                        Secretary
January 30, 1995
Irvine, California

                                 [Fluor Logo]

                            ------------------------

                                PROXY STATEMENT

                                JANUARY 30, 1995

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation, 3333 Michelson Drive, Irvine, California 92730 (the "Company" or "Fluor"), of your proxy for use at the annual meeting of stockholders to be held March 14, 1995 or at any adjournment thereof. This proxy statement and the accompanying proxy/voting instruction card are being mailed to all stockholders on or about February 2, 1995. The expense of the solicitation will be paid by the Company. Some officers and regular employees may solicit proxies personally and by telephone. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $14,000 from the Company. Your proxy is revocable by written notice to the Secretary of the Company at any time prior to exercise, and it shall be suspended if you are present at the meeting and elect to vote in person.

     On January 18, 1995, the record date fixed by the Board of Directors, the Company had outstanding 82,729,129 shares of Common Stock. A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Stockholders have one vote for each share on all business of the meeting, except that stockholders have cumulative voting rights with respect to the election at the meeting of four directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by him, or to distribute his votes on the same principle among two or more nominees as he sees fit. The four nominees for director receiving the highest number of votes at the meeting will be elected. With respect to the other proposals, the affirmative vote of the majority of shares represented in person or by proxy at the annual meeting and entitled to vote is required for approval.

     Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the four director nominees listed below, FOR the proposal to ratify the appointment of Ernst & Young LLP as auditors for the fiscal year ending October 31, 1995, and FOR the proposal to approve the Stock Plan for Non-Employee Directors. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment, although the Company does not presently know of any other business.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     Under the Company's Certificate of Incorporation and Bylaws, which provide for a "classified" Board, four directors have been nominated for election at the annual meeting to serve a three year term expiring at the annual meeting in 1998 and until their respective successors are elected and qualified. The Bylaws presently provide for eleven directors, four each serving as Class I and Class II directors and three serving as Class III directors.

     Each of the four nominees listed below presently serves as a Class II director of the Company. If any of the nominees should decline or be unable to act as a director, the persons named in the proxy will vote in accordance with their best judgment. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve.

     In the event anyone other than the four nominees listed below should be nominated for election as a director, the persons named in the proxy may vote cumulatively for less than all the nominees.

BIOGRAPHICAL

     The following biographical information is furnished with respect to each of the four nominees for election at the annual meeting as Class II directors and each of the other Class I and Class III directors whose terms will continue after the annual meeting.

Class II Director Nominees(1):
- --------------
                CARROLL A. CAMPBELL, JR., age 54.

                Director since January 19, 1995.

    PHOTO       President and Chief Executive Officer of the American Council of
                 Life Insurance, Washington, D.C.; formerly two-term Governor of South Carolina from 1986; formerly four-term member of the U.S. House of Representatives from 1978.

- --------------

- --------------
                ROBERT V. LINDSAY, age 69.

                Director since 1982; Chairman of Audit Committee and member of
                 Executive and Organization and Compensation Committees.

    PHOTO       Retired President of J. P. Morgan & Co. Incorporated, a bank holding company, and its wholly owned subsidiary, Morgan Guaranty Trust Company of New York, New York.

- --------------  Mr. Lindsay also is a director of The Chubb Corporation, New
                 York, New York; Hudson Chartered Bancorp, Inc., La Grange, New York; Lomas Financial Corp., Dallas, Texas; J. P. Morgan (Suisse) S.A., Geneva, Switzerland; Russell Reynolds Associates, Inc., New York, New York; United Meridian Corp., Dallas, Texas; and is senior advisor to Unibank Denmark A/S, Copenhagen, Denmark.

- --------------
                LESLIE G. McCRAW, age 60.

                Director since 1984; Chairman of Executive Committee and member of Governance Committee. Chairman of the Board since 1991;
    PHOTO Chief Executive Officer since 1990; formerly Vice Chairman of the Board from 1990; formerly President from 1988; joined the Company in 1975.

                Mr. McCraw also is a director of Allergan, Inc., Irvine,
- --------------   California; and Multimedia, Inc., Greenville, South Carolina.

- --------------
                MARTHA R. SEGER, age 62.

                Director since 1991; member of Audit and Governance Committees.

    PHOTO       Distinguished Visiting Professor of Finance, American Graduate
                 School of International Management, Glendale, Arizona; formerly John M. Olin Distinguished Fellow, University of Arizona from 1991; formerly Member, Board of Governors of the Federal Reserve System from 1984.
- --------------
                Dr. Seger also is a director of Amoco, Chicago, Illinois;
                 Providian Corp., Louisville, Kentucky; Johnson Controls, Milwaukee, Wisconsin; Kroger Company, Cincinnati, Ohio;
                 Tucson Electric Power Company, Tucson, Arizona; and Xerox Corporation, Stamford, Connecticut.

Class III Directors -- Term Expires 1996(1):
PETER J. FLUOR, age 47.

Director since 1984; member of Audit and Organization and Compensation
  Committees.

President and CEO of Texas Crude Energy, Inc., Houston, Texas since 1980; joined that company in 1972.

Mr. Fluor also is a director of Seagull Energy Corporation, Houston, Texas; and a member of the advisory board of Texas Commerce Bank National Association, Houston, Texas.

BOBBY R. INMAN, age 63.

Director since 1985; Chairman of Governance Committee and member of Executive and Organization and Compensation Committees.

Admiral, U.S. Navy (Retired).

Admiral Inman also is a director of Science Applications International
  Corporation, La Jolla, California; SBC Communications Inc. (formerly Southwestern Bell Corporation), San Antonio, Texas; Temple-Inland Inc., Diboll, Texas; and Xerox Corporation, Stamford, Connecticut.

BUCK MICKEL, age 69.

Director since 1977.

Retired 1987 as Vice Chairman of the Board; formerly President from 1984.

Mr. Mickel also is a director of Delta Woodside Industries, Greenville, South
  Carolina; Duke Power Company, Charlotte, North Carolina; Emergent Group, Inc., Greenville, South Carolina; Insignia Financial Corporation, Greenville, South Carolina; Liberty Corporation, Greenville, South Carolina; Monsanto Company, St. Louis, Missouri; Nations Bank Corporation, Atlanta, Georgia; and RSI Holdings, Inc., Greenville, South Carolina.

Class I Directors -- Term Expires 1997(1):

HUGH K. COBLE, age 60.

Director since 1984.

Vice Chairman since April, 1994; formerly Group President of Fluor Daniel,
  Inc.(2) from 1986; joined the Company in 1966.

Mr. Coble is also a director of The Duriron Company, Inc., Dayton, Ohio.

DAVID P. GARDNER, age 61.

Director since 1988; member of Governance and Organization and Compensation
  Committees.

President of the William and Flora Hewlett Foundation since 1993; formerly
  President of the University of California from 1983; and formerly President of the University of Utah from 1973.

Dr. Gardner also is a director of the John Alden Financial Corporation, Miami,
  Florida; and the First Security Corporation, Salt Lake City, Utah.

WILLIAM R. GRANT, age 70.

Director since 1982; Chairman of Organization and Compensation Committee and member of Executive and Audit Committees.

Chairman of the Board of Galen Associates, Inc., New York, New York, since 1989;
  formerly Chairman of the Board of New York Life International Investment Inc. from 1987.

Mr. Grant also is a director of Allergan, Inc., Irvine, California; New York
  Life Insurance Company, New York, New York; Seagull Energy Corporation, Houston, Texas; SmithKline Beecham PLC, London, England; and Witco Corporation, New York, New York.

VILMA S. MARTINEZ, age 51.

Director since 1993; member of Audit and Governance Committees.

Partner in Munger, Tolles & Olson, Los Angeles, California since 1982.

Ms. Martinez also is a director of Anheuser-Busch Companies, Inc., St. Louis,
  Missouri; and Sanwa Bank California, Los Angeles, California.
- ---------------

(1) Except as otherwise indicated, all positions are with the Company.

(2) Fluor Daniel, Inc. is a wholly owned subsidiary of the Company which provides design, engineering, procurement, construction management, maintenance and technical services to a wide range of industrial, commercial, utility, natural resources, energy and governmental clients.

STOCK OWNERSHIP

     The following information is furnished with respect to each of the four director nominees, each of the other seven current directors and the Named Executive Officers and all current directors and executive officers of the Company as a group as to ownership of shares of Common Stock of the Company as of January 18, 1995.

                                                                      CONSISTING IN PART OF SHARES
                                                                               UNDER/WITH
                                                                    --------------------------------
                                                                                      VOTING AND
                                                      SHARES        EXERCISABLE    INVESTMENT POWER
                                                   BENEFICIALLY        STOCK       -----------------
                                                 OWNED (1)(2)(4)      OPTIONS       SOLE     SHARED
                                                 ----------------   ------------   -------   -------
    Class II Director Nominees:
      Carroll A. Campbell, Jr. ................
      Robert V. Lindsay........................         1,000                        1,000
      Leslie G. McCraw(3)......................       226,632          117,802     108,830
      Martha R. Seger..........................           100                          100
    Class III Directors:
         Peter J. Fluor........................        18,622                       18,622
         Bobby R. Inman........................         1,000                        1,000
         Buck Mickel...........................         5,000                        5,000
    Class I Directors:
         Hugh K. Coble(3)......................        78,285           32,377      45,908
         David P. Gardner......................           600                          600
         William R. Grant......................           480                                   480
         Vilma S. Martinez.....................           100                          100
    Other Named Executive Officers:
      Donald L. Blankenship....................        30,432            6,792      23,640
      James O. Rollans.........................        56,333           22,200      34,133
      P. Joseph Trimble........................        22,157            7,890      14,267
    All directors and executive officers (27)
      including the above......................       790,520          316,389     470,480    3,991

- ---------------

(1) Each individual owns less than .3% and the group owns approximately 1.0% of the outstanding shares of Common Stock of the Company.

(2) In addition to the foregoing beneficial ownership amounts, the Directors listed below have elected the Common Stock valuation method for valuing all or a portion of their deferred directors' fees (see section entitled "Directors' Fees" at page 14 hereof) and, as of January 18, 1995, such amounts constitute the economic equivalent of the following numbers of shares of Common Stock:

                                                                 ECONOMIC EQUIVALENT
                                                                  NUMBER OF SHARES
                                                                 -------------------
            Peter J. Fluor.......................................        11,331
            David P. Gardner.....................................           492
            William R. Grant.....................................        16,964
            Robert V. Lindsay....................................        11,761
            Vilma S. Martinez....................................         1,639

(3) This individual is also a Named Executive Officer as defined in the section entitled "Summary of Cash and Certain Other Compensation" on page 10 below.

(4) In addition, each non-employee director will be awarded 1,000 shares of restricted stock under the Stock Plan for Non-Employee Directors, subject to stockholder approval (see Proposal 3 herein).

COMMITTEES OF THE BOARD

     The standing committees of the Board consist of an Executive Committee, an Audit Committee, an Organization and Compensation Committee and a Governance Committee.

  Executive Committee

     When the Board is not in session, the Executive Committee has all of the power and authority of the Board except with respect to amending the Restated Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommending to the stockholders a dissolution of the Company or a revocation of the dissolution; amending the Bylaws; the declaration of a dividend; or the issuance of stock. The members of the Executive Committee are Leslie G. McCraw (Chairman), William
R. Grant, Bobby R. Inman and Robert V. Lindsay. The Executive Committee held five meetings during fiscal year 1994.

  Audit Committee

     The principal duties of the Audit Committee are to nominate the firm of independent auditors for appointment by the Board; to meet with the independent auditors to review and approve the scope of their audit engagement and the fees related to such work; to meet with the Company's financial management, internal audit management and independent auditors to review matters relating to internal accounting controls, the internal audit program, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company and its subsidiaries; and to report to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to such matters. The members of the Audit Committee are Robert V. Lindsay (Chairman), Peter J. Fluor, William R. Grant, Vilma S. Martinez and Martha R. Seger, none of whom is a current or former officer or employee of the Company or any of its subsidiaries. The Audit Committee held five meetings during fiscal year 1994, four regular meetings and a special meeting to review and approve the Company's 1993 Annual Report, Form 10-K and proxy materials. At the end of each of the regular meetings, the members met privately with the Company's independent auditors without any Company officers or other personnel present.

  Organization and Compensation Committee

     The principal duties of the Organization and Compensation Committee are to review corporate organizational structures; to review key employee compensation policies, plans and programs; to monitor performance and compensation of employee-directors and officers of the Company and other key employees; to prepare recommendations and periodic reports to the Board concerning such matters; and to function as the Committee which administers the long-term incentive programs referred to in the Executive Compensation section hereof. The members of the Organization and Compensation Committee are William R. Grant (Chairman), Peter J. Fluor, David P. Gardner, Bobby R. Inman and Robert V. Lindsay, none of whom is a current or former officer or employee of the Company or any subsidiary. The Organization and Compensation Committee held five meetings, and took action by unanimous written consent on one occasion during fiscal year 1994.

  Governance Committee

     The function of the Governance Committee is to seek out, evaluate and recommend to the Board qualified nominees for election as directors of the Company; to recommend directors of the Company for election as members of Committees of the Board; to recommend new Committees to the Board; and to consider other matters including the size and composition of the Board and Committees and other issues of corporate governance. The members of the Governance Committee are Bobby R. Inman (Chairman), David P. Gardner, Vilma S. Martinez, Leslie G. McCraw and Martha R. Seger. During fiscal year 1994, the Governance Committee held four meetings. The Governance Committee will give appropriate consideration to qualified persons recommended by stockholders for nomination as directors of the Company provided that such recommendations are accompanied by information sufficient to enable the Governance Committee to evaluate the qualifications of the nominee.

NOTICE OF DIRECTOR NOMINATIONS

     The Company's Bylaws also require that the Secretary must receive written notice of all persons to be nominated as a director at an annual meeting, other than nominations made at the direction of the Board of Directors, not less than 30 nor more than 60 days prior to the annual meeting at which the election will take place (or not later than 10 days after public disclosure of such meeting if such disclosure occurs less than 40 days prior to the date of such meeting). The notice must set forth (a) the stockholder's name and address, and the number of shares of Common Stock beneficially owned by such stockholder, (b) such information with respect to the nominee as would have to be included in the Proxy Statement if such person were a nominee included in that Statement and (c) a consent to serve as director signed by such nominee.

BOARD AND COMMITTEE ATTENDANCE

     During fiscal year 1994, the Board held six meetings, including four regular meetings, one of which was followed by an extensive strategic planning session, and two special meetings. The Board took action by unanimous written consent on one occasion. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board Committees on which they served.

OTHER MATTERS

     Vilma S. Martinez, a director of the Company, is a partner in the law firm of Munger, Tolles and Olson. Certain subsidiaries of the Company retained the law firm during fiscal year 1994 and have continued to retain the firm in fiscal 1995. The amount of fees paid to the firm in fiscal 1994 did not exceed five percent of the law firm's gross revenues for the firm's last full fiscal year.

     In fiscal 1994, the Company made an interest-free loan in the amount of $200,000 to Charles R. Cox, an executive officer of the Company, to be used to defray expenses associated with Mr. Cox's relocation to Fluor Daniel's Greenville, South Carolina office. As of October 31, 1994, $200,000 was outstanding. The loan is due in four equal annual installments beginning February 1, 1995.

     In December 1994, the Company made an interest-free loan in the amount of $321,553 to Richard M. Teater, an executive officer of the Company, to defray expenses associated with Mr. Teater's relocation to Fluor Daniel's Irvine, California headquarters. The loan is due in five equal annual installments beginning January 31, 1996.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     During fiscal 1994, as part of its ongoing reengineering effort, the Company made substantial changes in its management and organizational structure. Two senior levels of management structure were eliminated. The Executive Committee of the Board was restructured to include only the CEO and the other non-employee Board committee chairmen. More authority and responsibility, with attendant accountability, were delegated to the operating levels of the organization. A Leadership Team, which consists of all of the Company's executive officers, is focused on overall Company performance and monitors the progress of the operating units in relation to their strategic and operating objectives.

     The Company's compensation programs are designed to attract, motivate and retain key employees with incentives that are linked to various performance measures and to enhance shareholder value. The Company's executive compensation program consists of three main components: 1) base salary; 2) potential for an annual bonus based on overall Company performance as well as individual performance; and 3) the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests. The second and third elements constitute the "at-risk" portion of the compensation program with the CEO's "at risk" compensation targeted at 73%. For fiscal year 1994, the percentage of total compensation earned by the Named Executive Officers which was of the "at risk" type was approximately 66%. The overall percentage of "at risk" compensation earned was 12% lower than the previous year due primarily to a reduced level of option exercises during the year. The nature of the long-term programs as well as the extended vesting and exercise periods for stock options mean that executives may realize their incentive awards at a substantially later time than when the shareholders benefit from stock price appreciation. To further align management's interests with those of the shareholders, the Company, on the recommendation of this Committee, has adopted stock ownership targets for its officers. These target guidelines are intended to encourage stock ownership by the company's management group. In the case of the CEO, the targeted stock ownership guideline is 700% of base salary.

     The philosophy for establishing specific compensation levels for members of the Leadership Team and other key employees is to link total compensation to achievement of the Company's business goals and to measure total compensation against that of a broad group of general industry companies of similar size.(1) For this purpose, this Committee uses the surveys of two of the major compensation consulting firms, Hewitt and Associates and Towers Perrin, as reference points. The general policy of the Committee is to position executive base salaries, including that of the CEO, at approximately the 50th percentile of the general industry group, with salary plus bonus at the 50th to 60th percentile when targeted performance is attained. Total compensation is positioned at the 75th percentile range based upon stock price appreciation and achievement of earnings exceeding target levels, with the potential for additional compensation up to the 90th percentile in total compensation for extraordinary performance as measured by the achievement of specific earnings growth and/or stock price objectives set by this Committee.

     Under the Company's bonus plan, a minimum rate of return on average stockholders' equity must be achieved before bonuses can be paid and further limits are placed on the maximum amount of earnings that can be paid out as bonuses. Bonuses may not be paid unless net earnings, excluding extraordinary, unusual or infrequently occurring items, exceed a 6% return on average stockholders' equity. Further, the total amount of bonuses paid may not exceed either (a) 20% of pre-tax earnings (excluding extraordinary, unusual or infrequently occurring items and the award fund itself) or (b) 10% of average stockholders' equity. The plan covers approximately 675 management employees, including all Named Executive Officers other than Mr. Blankenship(2). The target amount payable out of the fund to each executive is based on the executive's bonus grade, with the actual amount paid based upon a combination of various company performance criteria, and upon individual performance. The bonus award for the CEO is determined by this Committee and the bonus award of each other executive officer is reviewed and approved by this Committee. For fiscal 1994, bonus awards to the Named Executive Officers as a group placed salary plus bonus above the 50th to 60th percentile range based upon our appraisal of their and the Company's outstanding performance. The salary level and bonus award for Mr. McCraw was determined by reference to the target levels for the general industry group discussed above, and were above the target percentiles on the basis of achievement of superior operating results by both Fluor Daniel and Massey and on our subjective evaluation of his achievement of objectives in the following key results areas: strategic planning, overall leadership, quality of external relations, internal teamwork, ethics and management succession.

     All Leadership Team members participate in the Company's long-term incentive program. This program's primary purpose is to offer an incentive for the achievement of superior operating results, to align executive officer and stockholder interests, and to foster the retention of key management personnel. It is the Committee's intent that all amounts to be awarded under this program qualify as performance-based compensation under IRS definitions.

     Under the long-term incentive program, the Committee each year may make grants of the following: (a) cash incentive awards which are based upon meeting three-year earnings targets established by the Committee; (b) stock options which become exercisable over a four year period and which have value only if shareholder value is increased and (c) restricted stock which may be awarded only if return on equity targets are achieved. The weighting of awards between the earnings-based cash portion and the stock portion is primarily a function of responsibility with the more senior executives having a greater portion of their awards dependent on stock performance. The 1994 awards to Mr. McCraw and other Leadership Team members were based on placing each of their total compensation levels in the mid-range of the general industry group if target performance was achieved. To achieve higher than mid-range compensation up to the 75th percentile range would require performance in excess of the established targets. Also for 1994, participating Leadership

- ---------------

(1) This group covers a broad range of industries and is not limited to companies in the Dow Jones Heavy Construction Group that is used for the Performance Graph set forth on page 14 hereof.

(2) Mr. Blankenship participates in the A.T. Massey Bonus Plan which covers management employees of A.T. Massey and provides annual bonus awards based on individual and company performance. Mr. Blankenship's awards under the A.T. Massey Bonus Plan are reviewed and approved by this Committee.

Team members received a payout of a previously granted cash incentive award which was based upon achieving 104% of the target amount for fiscal 1992 through 1994 earnings performance.

     After the end of the fiscal year, a new Directors Achievement Award Program was recommended by this Committee and approved by the Board. The purpose of this program is to focus the Leadership Team members on maximizing overall Company financial performance and achieving substantial increases in shareholder value. The program provides for performance-contingent cash and stock-based awards for members of the Leadership Team which become payable only if the very aggressive earnings growth and stock price performance goals established by this Committee are achieved within a limited time frame. The Committee intends that all awards under this program will qualify as performance-based pay under IRS definitions.

     All amounts paid or accrued during fiscal year 1994 under the above described plans and programs are included in the tables which follow. No member of this Committee is a former or current officer or employee of the Company or any of its subsidiaries.

ORGANIZATION AND COMPENSATION COMMITTEE

   William R. Grant            David P. Gardner            Robert V. Lindsay
                    Peter J. Fluor            Bobby R. Inman

January 30, 1995

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended October 31, 1992, 1993 and 1994, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                                ----------------------------------
                                                 ANNUAL COMPENSATION                    AWARDS
                                        -------------------------------------   -----------------------   PAYOUTS
                                                                    OTHER       RESTRICTED   SECURITIES   --------
                                                                    ANNUAL        STOCK      UNDERLYING     LTIP      ALL OTHER
                                        SALARY ($)   BONUS ($)   COMPENSATION    AWARD(S)     OPTIONS/    PAYOUTS    COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR       (A)          (A)         ($)(B)        ($)(C)      SARS(#)       ($)         ($)(D)
- -----------------------------  ------   ----------   ---------   ------------   ----------   ----------   --------   ------------
L. G. McCraw -- Chairman and   FY1994    $710,061    $700,000      $106,252      $488,019      57,940     $239,000     $272,279
  Chief Executive Officer      FY1993    $680,040    $610,000      $ 63,431      $492,963      57,940     $185,604     $142,416
                               FY1992    $647,323    $525,000      $ 39,631      $575,802      37,630     $189,328     $121,894
H. K. Coble -- Vice Chairman   FY1994    $400,020    $290,000      $ 49,793      $209,028      24,810     $111,135     $148,275
                               FY1993    $377,580    $290,000      $ 30,887      $211,145      24,810     $100,943     $237,373
                               FY1992    $359,573    $265,000      $ 19,795      $267,142      17,450     $ 94,672     $ 89,783
D. L. Blankenship -- Chairman  FY1994    $308,340    $270,000      $ 34,269      $337,993       8,770     $      0     $163,948
  and Chief Executive          FY1993    $275,032    $230,000      $ 13,310      $ 74,599       8,770     $      0     $ 94,646
  Officer, A. T. Massey Coal   FY1992    $237,216    $200,000      $  6,844      $150,136       4,340     $      0     $ 68,552
  Company, Inc.
J. O. Rollans -- Senior Vice   FY1994    $322,707    $250,000      $ 25,856      $136,904      16,260     $ 51,146     $ 88,594
  President/Chief              FY1993    $250,020    $200,000      $ 14,396      $138,291      16,260     $ 46,456     $ 37,691
  Administrative Officer       FY1992    $219,350    $150,000      $  9,226      $122,877       8,060     $ 94,672     $ 24,593
P. J. Trimble -- Senior Vice   FY1994    $300,000    $200,000      $ 10,908      $ 59,599       7,100     $ 99,185     $117,728
  President, Law & Secretary   FY1993    $285,000    $165,000      $  9,423      $      0           0     $ 90,089     $118,283
                               FY1992    $273,898    $145,000      $  6,039      $ 80,100       2,630     $118,328     $100,329

- ---------------

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Amounts shown as Other Annual Compensation represent restricted unit payments for the benefit of each Named Executive Officer to compensate for federal and state withholding taxes arising from the lapse of restrictions on restricted stock held by such Named Executive Officer.

(C) The amount reported in the table represents the market value at the date of grant, without giving effect to the diminution in value attributable to the restrictions on such stock. In fiscal years 1992, 1993, and 1994, the Company awarded 39,580, 30,110 and 46,480 shares to all Named Executive Officers as a group vesting at the rate of 10% per year. As of the end of the 1994 fiscal year, the restricted stock holdings for the above consisted of the following: (i) Mr. McCraw: 60,427 shares with a value of $2,979,039;
    (ii) Mr. Coble: 36,973 shares with a value of $1,821,931; (iii) Mr.
    Blankenship: 14,165 shares with a value of $698,512; (iv) Mr. Rollans:
    15,441 shares with a value of $761,434; and (v) Mr. Trimble: 10,983 shares with a value of $540,932. As of the end of fiscal year 1994, aggregate restricted stock holdings for the Company consisted of 653,810 shares with a value of $32,241,005 at the then current market value, without giving effect to the diminution of value attributable to the restrictions on such stock. Quarterly dividends of $.15 are currently paid to all shareholders of record.

(D) The total amounts shown in this column for the last fiscal year consist of the following: (i) Mr. McCraw: $104,200 -- Company contributions and other allocations to defined contribution plans and related excess benefit plans; $168,079 -- Benefit attributable to Company-owned life insurance policy;
    (ii) Mr. Coble: $50,002 -- Company contributions and other allocations to defined contribution plans and related excess benefit plans;
    $98,273 -- Benefit attributable to Company-owned life insurance policy;
    (iii) Mr. Blankenship: $38,484 -- Benefit attributable to company-owned life insurance policy; $20,464 -- Miscellaneous relocation expenses;
    $105,000 -- Replacement amount for former A. T. Massey Retention Plan; (iv) Mr. Rollans: $50,836 -- Company contributions and other allocations to defined contribution plans and related excess benefit plans;
    $37,758 -- Benefit attributable to Company-owned life insurance policy; and
    (v) Mr. Trimble: $42,162 -- Company contributions and other allocations to defined contribution plans and related excess benefit plans;
    $75,566 -- Benefit attributable to Company-owned life insurance policy.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options made during fiscal 1994 under the Company's long-term incentive program to the Named Executive Officers:

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                                      INDIVIDUAL GRANTS
                                  ---------------------------------------------------------
                                  NUMBER OF      % OF TOTAL
                                  SECURITIES      OPTIONS                                        GRANT
                                  UNDERLYING     GRANTED TO                                       DATE
                                   OPTIONS       EMPLOYEES       EXERCISE                       PRESENT
                                   GRANTED       IN FISCAL         PRICE        EXPIRATION       VALUE
     NAME                           (B)(C)          YEAR        ($/SH) (D)         DATE          ($)(E)
     ----                         ----------     ----------     -----------     -----------     --------
L. G. McCraw....................    57,940          7.5%         $43.1875       12/06/2004      $804,787
H. K. Coble.....................    24,810          3.2%         $43.1875       12/06/2004      $344,611
D. L. Blankenship...............     8,770          1.1%         $50.6875       09/12/2004      $143,039
J. O. Rollans...................    16,260          2.1%         $43.1875       12/06/2004      $225,851
P. J. Trimble...................     7,100          0.9%         $43.1875       12/06/2004      $ 98,619

- ---------------

(A) As a matter of policy, no SARs were granted to any of the Named Executive Officers.

(B) Options granted in fiscal year 1994 are exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(C) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E) Present values were calculated using the Black-Scholes option pricing model which has been adjusted to take dividends into account. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock. The estimated present value of each stock option is $13.89 based on the following inputs:

        Stock Price (Fair Market Value) at Grant (12/06/94)...............  $43.1875
        Exercise Price....................................................  $43.1875
        Expected Option Term..............................................   6 Years
        Risk-Free Interest Rate...........................................     7.50%
        Stock Price Volatility............................................     23.8%
        Dividend Yield....................................................      1.2%

     For Mr. Blankenship's option grant present value, a stock/exercise price assumption of $50.6875 (fair market value at 9/12/94 grant date) was used in the calculation. This resulted in a present value of $16.31 per option.

     The model assumes: (a) an Expected Option Term of 6 years which reflects a reduction of the actual 10-year life of the option based on historical data regarding the average length of time an executive holds an option before exercising; (b) a Risk-Free Interest Rate that represents the interest rate on a U.S. Treasury Note with a maturity date corresponding to that of the Expected Option Term; (c) Stock Price Volatility is calculated using daily stock prices over a one-year period from December 6, 1993 to December 6, 1994; and (d) Dividend Yield is calculated using the annual dividend rate in effect at date of grant ($.52 per share). Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was taken.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUE

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                      SHARES                             OPTIONS/SARS                IN-THE-MONEY OPTIONS/SARS
                    ACQUIRED ON      VALUE          AT FISCAL YEAR END (#)           AT FISCAL YEAR END ($)(C)
                     EXERCISE       REALIZED     -----------------------------     -----------------------------
     NAME             (#)(A)         ($)(B)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
     ----           -----------     --------     -----------     -------------     -----------     -------------
L. G. McCraw......      5,033       $102,862       117,802          129,618        $1,455,856        $752,920
H. K. Coble.......     24,087       $412,732        32,377           56,506        $  206,621        $327,669
D. L. Blankenship.          0       $      0         6,792           18,328        $   36,754        $ 53,469
J. O. Rollans.....      2,606       $ 52,625        22,200           34,500        $  180,544        $201,450
P. J. Trimble.....      7,593       $155,640         7,890           11,045        $   51,532        $ 64,199

- ---------------

(A) Includes, with respect to the exercise of free-standing (cash-only) SARs, the number of shares with respect to which the SARs were exercised.

(B) Market value of underlying securities on date of exercise, minus the grant price.

(C) Market value of underlying securities at fiscal year-end, minus the grant price.

LONG-TERM INCENTIVE AWARDS

     The following table provides information concerning cash-incentive awards made during fiscal 1994 under the Company's long-term incentive program. Each award represents the right to receive an amount in cash if, and only if, consolidated earnings before interest and taxes ("EBIT") of the Company's principal operating subsidiary, Fluor Daniel, Inc. for the three year period ending October 31, 1997 achieves certain levels which have been set by the Organization and Compensation Committee.(1) If EBIT falls below the threshold amount, no award is payable. If EBIT falls between the threshold amount and the target amount or between the target amount and the maximum amount then the amount of the award is prorated accordingly. If EBIT is above the maximum amount, no additional award is payable. Payments made under the long-term incentive program are reported in the Summary Compensation Table in the year of payout.

             LONG-TERM INCENTIVE PROGRAM-AWARDS IN LAST FISCAL YEAR

                                                                    ESTIMATED FUTURE PAYOUTS
                                           PERFORMANCE OR       UNDER NON-STOCK PRICE BASED PLANS
                                            OTHER PERIOD       -----------------------------------
                                          UNTIL MATURATION                    MIDDLE
          NAME                               OR PAYOUT         THRESHOLD      TARGET      MAXIMUM
          ----                          ------------------     ---------     --------     --------
    L. G. McCraw........................       3 years          $60,000      $240,000     $480,000
    H. K. Coble.........................       3 years          $25,700      $102,800     $205,500
    D. L. Blankenship...................       3 years          $22,100      $ 88,200     $176,400
    J. O. Rollans.......................       3 years          $16,900      $ 67,400     $134,700
    P. J. Trimble.......................       3 years          $17,900      $ 71,400     $142,800

- ---------------

(1) Mr. Blankenship's award is payable if certain thresholds are met based on consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") of A. T. Massey rather than Fluor Daniel EBIT.

PENSION PLANS

                               PENSION PLAN TABLE

                                YEARS OF SERVICE

RENUMERATION       10           15           20           25           30        35 OR MORE
- ------------     -------     --------     --------     --------     --------     ----------
  $125,000       $18,750     $ 28,125     $ 37,500     $ 46,875     $ 56,250      $ 65,625
  $150,000       $22,500     $ 33,750     $ 45,000     $ 56,250     $ 67,500      $ 78,750
  $175,000       $26,250     $ 39,375     $ 52,500     $ 65,625     $ 78,750      $ 91,875
  $200,000       $30,000     $ 45,000     $ 60,000     $ 75,000     $ 90,000      $105,000
  $225,000       $33,750     $ 50,625     $ 67,500     $ 84,375     $101,250      $118,125
  $250,000       $37,500     $ 56,250     $ 75,000     $ 93,750     $112,500      $131,250
  $300,000       $45,000     $ 67,500     $ 90,000     $112,500     $135,000      $157,500
  $400,000       $60,000     $ 90,000     $120,000     $150,000     $180,000      $210,000
  $450,000       $67,500     $101,250     $135,000     $168,750     $202,500      $236,250
  $500,000       $75,000     $112,500     $150,000     $187,500     $225,000      $262,500

     The foregoing table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under the A.T. Massey Coal Company, Inc. Defined Benefit Pension Plan (the "A.T. Massey Pension Plan"), as well as a non-qualified supplemental pension that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with A.T. Massey and its subsidiaries. Mr. Blankenship is the only Named Executive Officer participating in the A.T. Massey Pension Plan.

     A participant's remuneration covered by the A.T. Massey Pension Plan is their average base salary and bonus (as reported in the Summary Compensation Table) for the five of the last ten calendar plan years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of their employment with A.T. Massey and its subsidiaries. As of the end of the last calendar year, Mr. Blankenship's covered compensation under the A.T. Massey Pension Plan was $150,000 and he has been credited with eleven years of service. Benefits shown are computed as a straight line annuity beginning at age 65 with no deduction for Social Security or other offset amounts.

PERFORMANCE GRAPH

                                                                  DJ HEAVY
      MEASUREMENT PERIOD          FLUOR                         CONSTRUCTION
    (FISCAL YEAR COVERED)      CORPORATION       S&P 500           GROUP
1989                              100.00          100.00          100.00
1990                              113.30           92.52           95.31
1991                              160.85          123.51          127.51
1992                              158.85          135.81          133.60
1993                              146.74          156.10          134.14
1994                              180.21          162.14          148.18

(1) The above graph compares the performance of Fluor Corporation with that of the S&P 500 Composite Index and the Dow Jones Heavy Construction Industry Group Index, which is a published industry index.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on October 31, 1989 in each of Fluor Corporation, the S&P 500 Composite Group and the Dow Jones Heavy Construction Industry Group, with investment weighted on the basis of market capitalization.

CHANGE OF CONTROL PROVISIONS IN CERTAIN PLANS

     Under the Company's "Stock Plans," which provide for stock options, restricted stock and SARs, restrictions on exercisability and transferability which are premised on continued service with the Company or its subsidiaries lapse if the holder's employment is terminated for any reason within two years following a change of control of the Company. A change of control of the Company shall be deemed to have occurred if (1) a third person, including a "group," as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company or (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

DIRECTORS' FEES

     Nine of the eleven present directors are not salaried employees of the Company or its subsidiaries. For their services, those directors are paid a retainer at the annual rate of $30,000 or, in the case of Chairmen of

Board Committees, $34,000, plus a fee of $2,000 per day for each day upon which one or more Board or Board Committee meetings are attended. Each such director also receives a $2,000 annual California tax allowance. Salaried employees receive no additional compensation for their services as directors. Directors are permitted to defer receipt of directors' fees until their retirement or other termination of status as a director. Deferred amounts (at the election of the director) either accrue interest at rates fixed from time to time by the Executive Committee or are valued as if having been invested in Common Stock of the Company according to fluctuations in the market price of the Common Stock. In calendar 1994, Peter J. Fluor, William R. Grant, Robert V. Lindsay and Vilma
S. Martinez chose to defer all of their directors' fees and each elected the Common Stock valuation method. David P. Gardner chose to defer all of his retainer fees and elected the Common Stock valuation method for 75% of those fees. Martha R. Seger chose to defer 50% of her retainer fees.

     Under the Company's Retirement Plan for Outside Directors, those directors who have not previously served in the management of the Company or a subsidiary and who have served as a director for at least six years are entitled to annual retirement payments in an amount equal to their retainer at retirement. Payments continue for the life of the director but not to exceed the number of years of the director's prior board service.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

                                   PROPOSAL 2

     The Board has appointed the firm of Ernst & Young LLP, which firm was engaged as independent auditors for the fiscal year ended October 31, 1994, to audit the financial statements of the Company for the fiscal year ending October 31, 1995. A proposal to ratify this appointment is being presented to the stockholders at the annual meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

             APPROVAL OF THE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                                   PROPOSAL 3

     The Board has adopted, subject to approval by the stockholders of the Company, a stock incentive plan entitled the Stock Plan for Non-Employee Directors (the "Plan," the full text of which is set forth in Exhibit A hereto). The Plan will become effective upon its approval by the stockholders. The purpose of the Plan is to provide non-employee directors of the Company with increased levels of stock ownership and incentive for enhancing shareholder value. The Plan will also enhance the attractiveness of the Company's non-employee director compensation package for recruitment purposes. A recent survey by Executive Compensation Reports, Inc. shows that nearly 60% of the country's 1000 largest companies provide stock to directors as part or all of their compensation.

     The Plan contemplates a one time grant of 1000 restricted shares to non-employee directors of the Company. Subject to the usual antidilution provisions for stock splits, stock dividends, etc., the total number of shares of Common Stock which may be issued under the Plan may not exceed 25,000.

ELIGIBILITY

     Directors of the Company who are not and have never been employees of the Company or its subsidiaries are eligible to participate in the Plan.

AWARD OF RESTRICTED SHARES

     The Plan provides for a one time award of 1,000 restricted shares along with related restricted units payable in cash to assist in satisfying income tax liabilities. Restricted stock consists of the transfer by the Company to an eligible director of shares of Common Stock which are subject to restrictions on their sale or other transfer by the director. Subject to the specified restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares. The award will be made to each current non-employee director upon shareholder approval of the Plan. As to any non-employee director appointed in the future, the award will be made on a date determined by the Committee following such appointment to the Board.

LAPSE OF RESTRICTIONS

     The restrictions on the shares will lapse as follows. The restrictions on the initial award to current non-employee directors will lapse on 20% of the shares on the date of the award. Thereafter, restrictions will lapse in four equal increments on each of the four succeeding anniversary dates following the date of the award. For awards made to non-employee directors appointed in the future, restrictions will lapse on 20% of the shares on the March 14 next following the date of the initial award. Restrictions will lapse on the balance of the shares in four equal increments on each succeeding March 14. Shares on which restrictions have lapsed may be sold by the director, subject to Securities and Exchange Commission and other applicable laws and regulations.

TERM OF PLAN

     Awards of restricted stock under the Plan must be made within ten years from the effective date of the Plan.

RESIGNATION, REMOVAL, DEATH OR RETIREMENT OF DIRECTOR

     In the case of the removal or resignation of a director, all shares with restrictions in effect will be forfeited. In the case of a Company change of control, death or retirement of a director, all restrictions on any shares held will immediately lapse. "Change of control" is defined as set forth in the section entitled "Change of Control Provisions in Certain Plans," above.

TAX CONSEQUENCES

     A director who receives stock subject to restrictions which create a substantial risk of forfeiture (within the meaning of section 83 of the Internal Revenue Code) will be deemed to have income for Federal income tax purposes, absent a contrary election, when the shares are no longer subject to a substantial risk of forfeiture, when they become transferable (and the rights of the transferee would not be subject to a substantial risk of forfeiture) or when they are disposed of, whichever occurs first. The amount of such income will be equal to the fair market value of the shares as of the date on which the director is deemed to have income. A director may elect, however, to include in income in the year of grant the fair market value of the shares (determined without regard to any restrictions thereon) on the date of grant. The Company will be entitled to a deduction in the amount of the income that is deemed to be received by the director. Directors will receive restricted units to assist in satisfying the directors' income tax liability with respect to the shares.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Plan will be administered by and may be amended from time to time or terminated at any time by the members of the Board of Directors who are not eligible to participate in the Plan. No action may be taken, however, to materially increase the total number of shares of stock subject to the Plan, to materially increase the benefits accruing to participants under the Plan, to withdraw administration of the Plan from the Board members who are not eligible to participate in the Plan or permit any such Board member to receive grants or awards, without approval of the stockholders of the Company.

     The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan set forth in Exhibit A.

     The following table summarizes certain information with respect to restricted stock awards under the Plan:

                               NEW PLAN BENEFITS

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                                                           DOLLAR
                                                            VALUE          NUMBER OF UNITS
                                                         AT 10/31/94           (SHARES)
                                                         -----------       ----------------
        Non-employee directors scheduled to receive
          awards in 1995...............................    $394,500              8,000

                                 OTHER BUSINESS

     The Company does not intend to present any other business for action at the meeting and does not know of any other business intended to be presented by others.

     The Company's Bylaws require that, for other business to be properly brought before an annual meeting by a stockholder, the Company must have received written notice thereof not less than 30 nor more than 60 days prior to the annual meeting (or not later than 10 days after public disclosure of the annual meeting). The Notice must set forth (a) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business, (b) the stockholder's name and address, and the number of shares of Common Stock beneficially owned by the stockholder, and (c) any material interest of the stockholder in such business.

                STOCKHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1996 annual meeting of stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than October 2, 1995.

                                                   /s/ P.J. Trimble

                                                       P.J. TRIMBLE
                                              Senior Vice President-Law and
                                                        Secretary

January 30, 1995
Irvine, California

                                   EXHIBIT A

                               FLUOR CORPORATION

                                 STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                   ARTICLE I

                                  DEFINITIONS

SEC. 1.1  DEFINITIONS

     As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          (a) "Age for Board Retirement" shall mean the age for mandatory retirement of members of the Board as specified in the Bylaws of the Company, as applied to Eligible Directors on the date of such Eligible Directors' retirement from the Board.

          (b) "Award" shall mean an award of Restricted Stock pursuant to the provisions of Article V hereof.

          (c) "Awardee" shall mean an Eligible Director to whom Restricted Stock has been awarded hereunder.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Change of Control" of the Company shall be deemed to have occurred if, (i) a third person, including a 'group' as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

          (f) "Committee" shall mean members of the Board who are not eligible to participate in the Plan.

          (g) "Company" shall mean Fluor Corporation.

          (h) "Eligible Director" shall mean a director of the Company who is not and never has been an employee of the Company or any of its Subsidiaries.

          (i) "Fair Market Value" shall mean the average of the highest price and the lowest price per share at which the Stock is sold in the regular way on the New York Stock Exchange on the day such value is to be determined hereunder or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.

          (j) "Plan" shall mean the Stock Plan for Non-Employee Directors, the current terms of which are set forth herein.

          (k) "Restricted Stock" shall mean Stock that may be awarded to an Eligible Director by the Committee pursuant to Article V hereof, which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met.

          (l) "Restricted Stock Agreement" and "Restricted Unit Agreement" shall mean the agreement between the Company and the Awardee with respect to Restricted Stock and Restricted Units, respectively, awarded hereunder.

          (m) "Restricted Unit Award" shall mean amounts awarded pursuant to
     Article VI hereof.

          (n) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

          (o) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company or any partnership or joint venture in which either the Company or such a corporation is at least a twenty percent (20%) equity participant.

                                   ARTICLE II

                                    GENERAL

SEC. 2.1  NAME

     This Plan shall be known as the "Stock Plan for Non-Employee Directors".

SEC. 2.2  PURPOSE

     The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Directors of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Awards under the terms set forth herein. By encouraging non-employee directors to become owners of Company shares, the Company seeks to increase their incentive for enhancing shareholder value and to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

SEC. 2.3  EFFECTIVE DATE

     The Plan shall become effective upon its approval by the holders of a majority of the shares of Stock of the Company represented at an annual or special meeting of the stockholders of the Company.

SEC. 2.4  LIMITATIONS

     Subject to adjustment pursuant to the provisions of Section 9.1 hereof, the aggregate number of shares of Stock which may be issued as Awards shall not exceed 25,000. Any such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

SEC. 2.5  AWARDS GRANTED UNDER PLAN

     Shares of Stock received pursuant to a Restricted Stock Agreement executed hereunder with respect to which the restrictions provided for in Section 5.3 hereof have lapsed shall not again be available for Award grant hereunder. If Restricted Stock is acquired by the Company pursuant to the provisions of paragraph (c) of Section 5.3 hereof, new Awards may be granted hereunder covering the number of shares to which such Restricted Stock acquisition relates.

                                  ARTICLE III

                                  PARTICIPANTS

SEC. 3.1  ELIGIBILITY

     Any Eligible Director shall be eligible to participate in the Plan.

                                   ARTICLE IV

                                 ADMINISTRATION

SEC. 4.1  DUTIES AND POWERS OF COMMITTEE

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Restricted Stock and Restricted Unit Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

SEC. 4.2  MAJORITY RULE

     A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

SEC. 4.3  COMPANY ASSISTANCE

     The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors, their death, retirement, removal or resignation from the Board and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

                                     AWARDS

SEC. 5.1  AWARD GRANT AND RESTRICTED STOCK AGREEMENT

     The Committee shall grant a one time Award of 1000 shares of Restricted Stock to Eligible Directors. Such Awards shall be made to each current Eligible Director upon shareholder approval of the Plan and to any subsequently appointed Eligible Director on a date determined by the Committee, in its sole discretion, following such appointment to the Board. Each Award granted hereunder must be granted within ten years from the effective date of the Plan. The Awardee shall be entitled to receive the Stock subject to such Award only if the Company and the Awardee, within 60 days after the date of the Award, enter into a written Restricted Stock Agreement dated as of the date of the Award, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

SEC. 5.2  CONSIDERATION FOR ISSUANCE

     No shares of Restricted Stock shall be issued to an Awardee hereunder unless and until the Committee shall have determined that consideration has been received by the Company, in the form of services actually rendered to the Company by the Awardee, having a fair value of not less than the then fair market value of a like number of shares of Stock subject to all of the herein provided conditions and restrictions applicable to Restricted Stock, but in no event less than the par value of such shares.

SEC. 5.3  RESTRICTIONS ON SALE OR OTHER TRANSFER

     Each share of Stock received pursuant to each Restricted Stock Agreement shall be subject to acquisition by Fluor Corporation, and may not be sold or otherwise transferred except pursuant to the following provisions:

          (a) The shares of Stock represented by the Restricted Stock Agreement shall be held in book entry form with the Company's transfer agent until the restrictions lapse in accordance with the conditions established by the Committee pursuant to Section 5.4 hereof, or until the shares of stock are forfeited pursuant to paragraph (c) of this Section 5.3. Notwithstanding the foregoing, the Awardee may request that, prior to the lapse of the restrictions or forfeiture of the shares, certificates evidencing such shares be issued in his name and delivered to him, and each such certificate shall bear the following legend:

             "The shares of Fluor Corporation common stock evidenced by this certificate are subject to acquisition by Fluor Corporation, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Agreement by and between Fluor Corporation and the registered owner of such shares."

          (b) No such shares may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Section 5.3.

          (c) Upon an Awardee's removal or resignation from the Board for any reason, all of the Awardee's Restricted Stock remaining subject to restriction shall be acquired by the Company effective as of the date of such removal or resignation. Upon the occurrence or non-occurrence of such other events as shall be determined by the Committee and specified in the Awardee's Restricted Stock Agreement relating to any such Restricted Stock, all of such Restricted Stock remaining subject to restriction shall be acquired by the Company upon the occurrence or non-occurrence of such event.

SEC. 5.4  LAPSE OF RESTRICTIONS

     As to current Eligible Directors, the restrictions on 20% of each Award will lapse upon the date of the Award. Thereafter, the restrictions will lapse in four equal increments on each of the four succeeding anniversary dates following the date of the Award. As to subsequently appointed Eligible Directors, the restrictions on 20% of each Award will lapse on March 14 next following the date of Award. Thereafter, the restrictions will lapse in four equal increments on the succeeding anniversary dates following the date of lapsing of restrictions on the first 20% of the shares. In the case of a Company Change of Control, death, attainment of the Age for Board Retirement or approved early retirement in accordance with Section 5.5 below of an Awardee, all restrictions on all Restricted Stock held by the Awardee will lapse.

SEC. 5.5  EARLY RETIREMENT.

     An Eligible Director who leaves the Board prior to the Age for Board Retirement, may, upon application to and in the sole discretion of the Committee, be granted early retirement status.

SEC. 5.6  RIGHTS AS STOCKHOLDER

     Subject to the provisions of Section 5.3 hereof, upon the issuance to the Awardee of Restricted Stock hereunder, the Awardee shall have all the rights of a stockholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

                                   ARTICLE VI

                             RESTRICTED UNIT AWARDS

SEC. 6.1  RESTRICTED UNIT AWARD GRANT AND AGREEMENT

     Each Restricted Unit Award granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Restricted Unit Agreement dated as of the date of grant and executed by the Company and the Awardee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan. A Restricted Unit Award may be made only in connection with an Award made hereunder.

SEC. 6.2  AWARD TERMS AND CONDITIONS

     Each Restricted Unit Award shall have a value equal to the Fair Market Value on the date that such award, or portion thereof, becomes earned and payable. Each Restricted Unit Award shall become earned and payable in five equal increments on each of the five dates upon which a portion of the restrictions lapse on the underlying Award, or upon such other terms and conditions as may be determined by the Committee. The proceeds of each Restricted Unit Award shall be applied in payment of applicable federal and state withholding taxes arising from the lapse of restrictions on the related Restricted Stock and from such award (or portion thereof) becoming earned and payable, with the balance, if any, to be remitted to the Awardee. If the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in the number of Restricted Units subject to outstanding Restricted Stock Awards. Such adjustments will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive.

SEC. 6.3  EFFECT OF RESIGNATION, REMOVAL, DEATH OR RETIREMENT

     If, prior to the date on which the Restricted Units, or any portion thereof becomes earned and payable, the Awardee is removed or resigns from the Board for any reason, then the Awardee's rights with respect to that portion of the Restricted Units which have not been earned as of the date of such termination shall immediately terminate and all rights thereunder shall cease; provided, however, in the case of a Company

Change of Control, death, attainment of the Age for Board Retirement, or approved early retirement in accordance with Section 5.5, the Restricted Units will become earned and payable on the date upon which all restrictions on the Award lapse.

                                  ARTICLE VII

                               STOCK CERTIFICATES

SEC. 7.1  STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock received as Restricted Stock pursuant to a Restricted Stock Agreement executed hereunder, prior to fulfillment of all of the following conditions:

          (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

          (c) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

          (d) the lapse of such reasonable period of time following the execution of the Restricted Stock Agreement as the Committee from time to time may establish for reasons of administrative convenience.

                                  ARTICLE VIII

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

SEC. 8.1  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan, provided, however, that no such action of the Committee without approval of the stockholders of the Company may:

          (a) increase the total number of shares of Stock subject to the Plan except as contemplated in Section 9.1 hereof;

          (b) materially increase the benefits accruing to participants under the Plan;

          (c) withdraw the administration of the Plan from the Committee; or

          (d) permit any person while a member of the Committee to be eligible to receive Restricted Stock under the Plan; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect a Restricted Stock Agreement theretofore executed pursuant to the Plan without the consent of Awardee.

                                   ARTICLE IX

                                 MISCELLANEOUS

SEC. 9.1  ADJUSTMENT PROVISIONS

     (a) Subject to Section 9.1(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in
Section 2.4 and (ii) the number and kind of shares or other securities subject to the outstanding Awards.

     (b) Adjustments under Section 9.1(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

SEC. 9.2  CONTINUATION OF BOARD SERVICE

     Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

SEC. 9.3  COMPLIANCE WITH GOVERNMENT REGULATIONS

     No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the director to take any reasonable action to comply with such requirements.

SEC. 9.4  PRIVILEGES OF STOCK OWNERSHIP

     No director and no beneficiary or other person claiming under or through such director will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Stock, if any, that have been issued to such director.

SEC. 9.5  WITHHOLDING

     The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Award. The Company may require the director to satisfy any relevant tax requirements before authorizing any issuance of Stock to the director. Such settlement may be made in cash or Stock.

SEC. 9.6  NONTRANSFERABILITY

     An Award may be exercised during the life of the director solely by the director or the director's duly appointed guardian or personal representative. No Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

SEC. 9.7  OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any Subsidiary.

SEC. 9.8  PLAN BINDING ON SUCCESSORS

     The Plan shall be binding upon the successors and assigns of the Company.

SEC. 9.9  SINGULAR, PLURAL; GENDER

     Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

SEC. 9.10  HEADINGS, ETC., NO PART OF PLAN

     Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

              [MAP OF DIRECTIONS TO ANNUAL STOCKHOLDERS' MEETING]


                    STOCKHOLDERS' MEETING - FLUOR CORPORATION
                       9:00 a.m., Tuesday, March 14, 1995
                               Hyatt Regency Irvine
                             17900 Jamboree Boulevard
                             Irvine, California 92714

________________________________________________________________________________

                          [LOGO]  FLUOR CORPORATION

        PROXY/VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING MARCH 14, 1995

        The undersigned, a stockholder of FLUOR CORPORATION, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended October 31, 1994; and, revoking any proxy previously given, hereby constitutes and appoints L. G. McCraw, H. K. Coble and
P. J. Trimble, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of FLUOR CORPORATION standing in the name of the undersigned at the Annual Meeting of Stockholders of FLUOR CORPORATION, on Tuesday, March 14, 1995 at 9:00 A.M., and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

        THIS PROXY/VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

________________________________________________________________________
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                   (continued and to be signed on reverse side)




- --------------------------------------------------------------------------------
                             (FOLD AND DETACH HERE)

THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE
                      DIRECTED, THIS PROXY WILL BE VOTED
        FOR THE ELECTION OF THE FOUR NOMINEES AND FOR PROPOSALS 2 AND 3

                                                                   Please mark
                                                             /  /  your vote
                                                                   as this

           ------------   ------------   ------------   ------------
              COMMON         D.R.P.       RESTRICTED    SAVINGS PLAN

The Board of Directors recommends that you vote FOR the nominees on Proposal 1 and FOR Proposals 2 and 3.


1. Election of Class II Directors:
   Carroll A. Campbell, Jr., Robert V. Lindsay, Leslie G. McCraw,
   Martha R. Seger

                       WITHHOLD     INSTRUCTIONS: To withhold authority to vote
   FOR                 AUTHORITY    for any individual nominee, strike a line
   all nominees        to vote      through the nominee's name in the list
   listed (except      for all      above.
   as marked to        nominees
   the contrary)       listed

    /   /              /   /

2. Ratification of the appointment of Ernst & Young as auditors for 1995.

   FOR         AGAINST         ABSTAIN
   /   /        /   /           /   /

3. Approval of Stock Plan for Non-Employee Directors.

   FOR         AGAINST         ABSTAIN
   /   /        /   /           /   /

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

I Plan to Attend Meeting   /   /

COMMENTS/ADDRESS CHANGE:  /   /
Please mark this box if you have written comments/address change on the reverse side.

Please sign exactly as shown at left. Joint owners should each sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.


Date:__________________________________________, 1995


_____________________________________________________
             Signature of Stockholder

_____________________________________________________
             Signature of Stockholder
- ------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN AND DATE YOUR PROXY/VOTING INSTRUCTION CARD, DETACH IT, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.